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                                                             EXHIBIT 24

INDEPENDENT AUDITORS' REPORT


We consent to the incorporation by reference in Registration Statement Number 33-48560 on Form S-8 and in Registration Statement Number 33-46993 on Form S-8 of our report dated March 21, 1996, appearing in this Annual Report on Form 10-K of Lechters, Inc. and subsidiaries for the year ended February 3, 1996.



New York, New York
May 1, 1996